                                                                     Exhibit 4.9

                          SECOND AMENDED AND RESTATED
                               SECURITY AGREEMENT


          This SECOND AMENDED AND RESTATED SECURITY AGREEMENT, dated as of June 30, 1999, is between AEROVOX INCORPORATED, a Delaware corporation (the "Borrower"), and BANKBOSTON, N.A., a national banking association with its principal place of business at 100 Federal Street, Boston, Massachusetts 02110 (the "Bank").

(S) 1.    GRANT OF SECURITY INTEREST, ETC.
          --------------------------------

          The Borrower hereby grants to the Bank a continuing first priority security interest in and lien on all accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, all inventory (including, without limitation, raw materials, work in progress, and finished goods inventory), chattel paper, documents, instruments, general intangibles, tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringements of patents trademarks and copyrights, computer programs, computer software, customer lists, goodwill, engineering drawings, service marks, all licenses, permits and agreements of any kind or nature pursuant to which the Borrower possesses, uses, or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Borrower, all recorded data of every kind or nature, including without limitation software, writings, plans, specifications and schematics, of every kind and nature, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (hereinafter, the "Collateral").

(S) 2.    OBLIGATIONS SECURED
          -------------------

          The Collateral hereunder constitutes and will constitute continuing security for all the Obligations of the Borrower to the Bank and any institutional lender who becomes a participant in or holder of any of the Obligations (as defined below) now existing or hereafter arising, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, including without limitation all obligations now existing or hereafter arising under the Second Amended and Restated Revolving Credit Agreement, dated June 30, 1999, among the Borrower and the Bank (the "Credit Agreement"), the promissory note executed and delivered by the Borrower to the Bank in connection therewith (the "Note"), or any of the other Loan Documents, in each case as such instrument is modified, amended, supplemented or extended, and all obligations of the Borrower to the Bank, arising out of any extension, refinancing or refunding of any of the foregoing obligations (all the foregoing hereinafter collectively referred to as the "Obligations").

(S) 3.    PRO-RATA SECURITY, APPLICATION OF PROCEEDS OF COLLATERAL
          --------------------------------------------------------

                                                                     Exhibit 4.9


     All amounts owing with respect to the Obligations shall be secured pro rata by the Collateral without distinction as to whether some Obligations or are then due and payable and other Obligations are not then due and payable. Upon any realization upon the Collateral by the Bank, whether by receipt of insurance proceeds pursuant to (S)4(e) or upon foreclosure and sale of all or part of the Collateral pursuant to (S)6 or otherwise, the Borrower and the Bank agree that the proceeds thereof shall be applied (a) first, to the payment of expenses reasonably incurred with respect to maintenance and protection of the Collateral pursuant to (S)4 and of expenses incurred pursuant to (S)10 with respect to the sale of or realization upon, any of the Collateral or the perfection, enforcement or protection of the rights of the Bank (including reasonable attorney's fees and expenses of every kind, including, without limitation, reasonable attorney's fees outstanding which constitute the Obligations; and (c) third, to the payment of principal of the Obligations. The Borrower and the Bank agree that all amounts received with respect to any of the Obligations, whether by realization on the Collateral or otherwise, shall be applied to the payment of the Obligations in accordance with the provisions of this (S) 3.

(S)4.     REPRESENTATIONS AND COVENANTS OF THE BORROWER
          ---------------------------------------------

          (a) Location of Chief Executive Office. The Borrower represents to the Bank that the location of the chief executive office of the Borrower and the location where the books and records of the Borrower are kept is as set forth in the Perfection Certificate attached as Exhibit A hereto. All property comprising a part of the Collateral is located at such addresses or at such other addresses given in Exhibit A hereto. The Borrower agrees that it will not change the location of its chief executive office or principal place of business or the location where its books and records are kept and will advise the Bank as to any change in the location (except for temporary changes in the normal and customary use thereof) of any property comprising a part of the Collateral.

          (b)  Ownership of Collateral.
               ------------------------

               (i) The Borrower represents that it is the owner of the Collateral free from any adverse lien, security interest or encumbrance, except as permitted by (S)7.2 of the Credit Agreement.

               (ii) Except for the security interests herein granted and except as permitted in (S)7.2 of the Credit Agreement, the Borrower shall be the owner of the Collateral free of any lien, security interest or encumbrance and the Borrower shall defend the same against all claims and demand of all persons at any time claiming the same or any interest therein adverse to the Bank. Except as otherwise permitted in (S)7.2 of the Credit Agreement, the Borrower shall not pledge, mortgage or create or suffer to exist a security interest in the Collateral in favor of any person other than the bank.

                                                                     Exhibit 4.9


     (d)  Sale or Disposition of Collateral. Except for sales of inventory in
          ---------------------------------
          the ordinary course of business and sales or dispositions of other assets having an aggregate fair market value of less than $500,000 in any fiscal year, the Borrower will not sell or offer to sell or otherwise transfer the Collateral or any interest therein.


     (e)  Insurance. The Borrower shall have and maintain at all times with
          ---------
          respect to the Collateral such insurance as is required by the Credit Agreement, such insurance to be payable to the Borrower and to the Bank as their interests may appear. All policies of insurance shall provide for thirty day's written minimum cancellation notice to the Bank. In the event of failure to provide and maintain insurance as herein provided, after notice and demand, the Bank, at its option, may provide such insurance, and the Borrower hereby promises to pay to the Bank on demand the amount of any disbursements made by the Bank for such purpose. The Borrower shall furnish to the Bank certificates of other evidence satisfactory to the Bank of compliance with the foregoing insurance provisions. The Bank may act as attorney for the Borrower in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts. Any amounts collected or received under any policies insuring equipment shall be applied by the Bank to the Obligations in accordance with the provisions of (S)3, or at the option of the Bank, the same may be released to the Borrower, but such application or release shall not cure or waive any default hereunder and no amount so released shall be deemed a payment on any Obligation secured hereby.

     (f)  Maintenance of Collateral. The Borrower will keep the Collateral in
          -------------------------
          good order and repair and will not use the same in violation of law or any policy of insurance thereon. The Bank may inspect the Collateral at any reasonable time, wherever located. Except as otherwise provided in (S)6.8 of the Credit Agreement, the Borrower will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon this agreement. In its discretion, the Bank may discharge taxes and other encumbrances at any time levied or placed on the Collateral which remain unpaid in violation of (S)6.8 of the Credit Agreement, make repairs thereof and pay any necessary filing fees. The Borrower agrees to reimburse the Bank on demand for any and all expenditures so made, and until paid the amount thereof shall be a debt secured by the Collateral. The Bank shall have no obligation to the Borrower to make any such expenditures, nor shall the making thereof relieve the Borrower of any default.

     (g)  Further Assurances By the Borrower. The Borrower agrees to execute and
          ----------------------------------
          deliver to the Bank from time to time at its request all documents and

                                                                     Exhibit 4.9


               instruments, including financing statements, and to take all action as the Bank may reasonably deem necessary or proper to perfect or, otherwise protect the security interest and lien created hereby.

(S)5.  CONCERNING FINANCING STATEMENTS, ETC.
       -------------------------------------

          The Borrower shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments the Bank may reasonably require more completely to vest in and assure to the Bank its rights under or in any of the Collateral, including, without limitation, execution and delivery of financing statements which the bank deems appropriate to perfect and continue the security interests hereby granted; and the Borrower irrevocably authorizes the Bank or its designee, at the expense of the Borrower, to file such financing statements with respect hereto, with or without the signature of the Borrower, as the Bank may deem appropriate, and appoints the Bank as the attorney-in-fact of the Borrower to execute such financing statements.

(S)6.  REMEDIES.
       ---------

          Upon the occurrence of any Event of Default as defined in the Credit Agreement and acceleration of the maturity of the Obligations to the fullest extent permitted by applicable law:

          (a) The Bank shall have, in addition to all other rights and remedies given it by any instrument or other agreement evidencing, or executed and delivered in connection with, any of the Obligations and otherwise allowed by law, the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Collateral may be located, and with limiting the generality of the foregoing, the Bank may, without (to the fullest extent permitted by law) demand of performance or advertisement or notice of intention to sell or of time or place of sale or of redemption or other notice or demand whatsoever all of which are hereby expressly waived to the fullest extent permitted by law (except that the Bank shall give to the Borrower at least five (5) Business Days' notice of the time and place of any proposed sale or other disposition), sell at public or private sale or otherwise realize upon, in the City of Boston, Massachusetts, or elsewhere, the whole of from time to time any part of the Collateral in or upon which the Bank shall have a security interest or lien hereunder, or any interest which the Borrower may have therein, and after deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services, including without limitation reasonable allocated costs of staff counsel) as provided in (S)10, shall apply the residue of such proceeds toward the payment of the Obligations in accordance with (S)3 of this Agreement, the Borrower remaining liable for any deficiency remaining unpaid after such application. If notice of any sale or other disposition is required by law to be given to the Borrower, the

                                                                     Exhibit 4.9


               Borrower hereby agrees that a notice given as provided herein shall be reasonable notice of such sale or disposition. The Borrower also agrees to assemble the Collateral at such place or places as the Bank reasonably designates by written notice. At such sale or other disposition, the Bank may itself, and any other Person or entity owed any Obligation may itself, purchase the whole or any part of the Collateral sold, free from any right of redemption on the part of the Borrower, which right is hereby waived and released to the fullest extent permitted by law.

          (b) Furthermore, without limiting the generality of any of the rights and remedies conferred upon the Bank under (S)6(a) hereof, the Bank to the fullest extent permitted by law, may enter upon the premises of the Borrower, exclude the Borrower therefrom and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court therefor, using all necessary force to do so, and may, at its option, use, operate, manage and control the Collateral in any lawful manner and may collect and receive all rents, income, revenue, earnings, issues and profits therefrom, and may determine in its discretion, and any such moneys so collected or received by the Bank shall be applied to, or may be accumulated for application upon, the Obligations in accordance with this Agreement.

               The Bank agrees that it will give notice to the Borrower of any enforcement action taken by it pursuant to this (S)6 promptly after commencing such action.


(S)7.  MARSHALING.
       -----------

          The Bank shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral subject to the security interest created hereby), or guaranties of, the Obligations, or to resort to such security or guaranties in any particular order; and all of its rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Borrower hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Bank's rights under this Agreement or under any other instrument evidencing any of the Obligations under which any of the Obligations are outstanding or by which any of the Obligations are secured or guaranteed, and to the extent that it lawfully may, the Borrower hereby irrevocably waives the benefits of all such laws.


(S)8.  OBLIGATIONS NOT AFFECTED.
       -------------------------

                                                                     Exhibit 4.9


          To the extent permitted by law, the obligations of the Borrower under this Security Agreement shall remain in full force and effect without regard to, and shall not be impaired by (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Borrower;
(b) any exercise or nonexercise, or any waiver, by the Bank of any right, remedy, power or privilege under or in respect of any of the Obligations, or any security therefor (including this Agreement); (c) any amendment to or modification of this Agreement or any instrument evidencing any of the Obligations or pursuant to which any of them were issued; (d) any amendment to or modification of any instrument or agreement (other than this Agreement) securing any of the Obligations; or (e) the taking of additional security for or any guaranty of any of the Obligations or the release or discharge or termination of any security or guaranty for any of the Obligations; and whether or not the Borrower shall have notice or knowledge of any of the foregoing.

(S)9.  NO WAIVER.
       ----------

          No failure on the part of the Bank to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to the Bank or the future holders of any of the Obligations or allowed to any of them by law or other agreement, including without limitation the Credit Agreement, the Note, or any other document evidencing security therefor, shall be cumulative and not exclusive of any other, and subject to the provisions of this Agreement, may be exercised by the Bank or the future holders of any of the Obligations from time to time.

(S)10. EXPENSES.
       ---------

          The Borrower agrees to pay, on demand, all reasonable costs and expenses (including reasonable attorneys' fees and expenses for legal services of every kind, including without limitation reasonable allocated costs of staff counsel) of the Bank incidental to the sale of, or realization upon, any of the Collateral or other such reasonable expenses in any way relating to the perfection, enforcement or protection of the rights of the Bank hereunder. The Bank may at any time apply to the payment of all such costs and expenses all moneys of the Borrower or other proceeds arising from its possession or disposition of all or any portion of the Collateral.

(S)11. CONSENTS, AMENDMENTS, WAIVERS, ETC.
       -----------------------------------

          Any term of this Agreement may be amended, and the performance or observance by the Borrower of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument signed by the Borrower and the Bank.

(S)12.  GOVERNING LAW.
        --------------

                                                                     Exhibit 4.9


          Except as otherwise required by the laws of any jurisdiction in which any Collateral is located, this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

(S)13.  PARTIES IN INTEREST.
        --------------------

          All Terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, including without limitation any future holder of the Note and any institutional lender who becomes a participant in or holder of any of the Obligations, by amendment to the Credit Agreement or otherwise, provided that the Borrower may not assign or transfer its rights hereunder without the prior written consent of the Bank and the Bank may not assign or transfer its rights hereunder unless the assignee confirms in writing its agreement to be bound by the provisions of this Agreement.

(S)14.  TERMINATION.
        ------------

          Upon payment in full of the Obligations in accordance with their terms, this Agreement shall terminate and the Borrower shall be entitled to the return, at the expense of the Borrower, of such Collateral in the possession or control of the Bank as has not theretofore been disposed of pursuant to the provisions hereof.

(S)15.  NOTICES.
        --------

          Except as otherwise expressly provided herein, all notices and other communications made or required to be given pursuant to this Agreement shall be in writing and mailed by first-class mail, postage pre-paid, or sent by telegraph, telecopy, or telex and confirmed by letter, addressed as follows:

          (a)  if to the Borrower:

               Aerovox Incorporated
               740 Belleville Avenue
               New Bedford, MA  02745
               Attention: Jeffrey Templer

          (b)  if to the Bank, at:

               BankBoston, N.A.
               100 Federal Street
               Boston, MA  02110
               Attention: Mark Evitts

or at such other address for notice as shall last have been furnished in writing to the Person giving the notice.

                                                                     Exhibit 4.9


     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand to a responsible officer of the party to which it is directed, at time of the receipt thereof by such officer, (ii) if sent by registered or certified first-class mail, postage pre-paid, five Business Days after the posting thereof and (iii) if sent by telex, telecopy, or cable, at the time of dispatch thereof, if in normal business hours in the state where received or otherwise at the opening of business on the following Business Day.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as an instrument under seal by their authorized representatives as of June 30, 1999.


                                                  AEROVOX INCORPORATED

                                                  By: Robert D. Elliott
                                                  Title: President and CEO

                                                  BANKBOSTON, N.A.

                                                  By: Mark Evitts
                                                  Title: Vice President